Exhibit 99.1

For Release:	April 29, 2004
Media Contact:	Bethany Sherman, NASDAQ
212.401.8714
Investor Contact:	Vincent Palmiere, NASDAQ
212.401.8742
Jody Burfening/Carolyn Capaccio
Lippert/Heilshorn & Associates
212.838.3777

NASDAQ ANNOUNCES FIRST QUARTER 2004 RESULTS

- Achieves $4.6 Million Net Income -

- Direct Expenses Lowered by more than $26 Million -

New York, N.Y.—The NASDAQ Stock Market, Inc. (“NASDAQ®”; OTCBB: NDAQ), today reported results for the first quarter 2004. Net income was $4.6 million for the first quarter ended March 31, 2004 versus net income of $2.6 million for the first quarter of 2003, which includes continued and discontinued operations. Net income applicable to common shareholders for the first quarter 2004 was $1.8 million, or $0.02 per common share versus net income applicable to common shareholders of $1.9 million, or $0.02 per common share, for the first quarter of 2003.(1) Following the transfer of NASDAQ’s interest in NASDAQ Europe and the sale of IndigoMarkets, results from these subsidiaries have been reclassified as discontinued operations. Discontinued operations do not affect 2004 results. The remainder of this discussion reflects results from continuing operations.

Total revenue in first quarter 2004 decreased 20.9% to $128.4 million from $162.4 million a year ago, and decreased 7.0% sequentially.  Net income was $4.6 million, or $0.02 per common share for the first quarter of 2004, versus net income of $5.9 million, or $0.06 per common share, for the first quarter of 2003.  A review of technology assets resulted in NASDAQ changing the estimated useful life of certain assets and operating leases to conform to their new useful lives.  Excluding the incremental expenses associated with this change, as well as severance charges incurred in the first quarter 2004, net income calculated on a non-GAAP basis was $9.9 million, or $0.09 per share.

NASDAQ’s Chief Executive Officer, Robert Greifeld, commented, “Our first quarter 2004 results were solid, driven in part by strong trading volume in January and lower operating costs. During the quarter, we achieved the first of several important milestones, including the launch of our dual listing initiative, successfully launching the NASDAQ Market CenterSM, and finalizing development and testing of the Closing Cross. Continued initiatives such as these are designed to relieve and eventually reverse the pressure on trade reporting market share that we have experienced in recent quarters.”

Mr. Greifeld concluded, “Looking ahead, our entire company is focused on achieving our 2004 objectives of increasing both NASDAQ’s trading market share and the number of companies listing on NASDAQ. We are encouraging the printing of trades through the NASDAQ platform by maintaining price leadership, creating structural and functional enhancements, and leveraging our data services products.  We are actively cultivating new issuers with our expanded, customer-focused service offering and the superior performance of NASDAQ’s open, competitive marketplace. And we are supporting these long-term top-line initiatives by continuing to improve the efficiency of our trading platform and by reducing our operating cost base. In all, we have made significant progress in reinforcing NASDAQ’s status as the marketplace of choice for investors, issuers, and market participants.”

NASDAQ continues to review opportunities to improve the efficiency of its operations.  As a result of this review, NASDAQ changed the estimated useful life of certain assets and operating leases associated with its quoting platform and its trading and quoting network as it migrates to lower cost operating environments.  This change was made to conform to the new estimated useful life of the assets and operating leases, which resulted in incremental depreciation and amortization expense.  This incremental expense is expected to be approximately $15 million this year, including $7.1 million recorded in the first quarter.

NASDAQ’s Chief Financial Officer, David Warren, commented: “Last year, we made dramatic reductions in NASDAQ’s cost base and re-focused the company on our core business lines.  Direct expenses for the first quarter were more than $26 million lower than the prior year, a key factor in the profitable results we are reporting today.  Moving forward, we will work to identify opportunities to increase the efficiency of our core operations and drive further reductions in our ongoing operating expenses.  These potential actions include real estate consolidations and enhancements to our technology systems to improve efficiency of our trading backbone.”

Significant Events in the First Quarter of 2004

•                  Implemented 3-tiered pricing structure geared toward drawing increased liquidity to NASDAQ’s trading platform.

•                  Launched the dual-listing program, enabling New York Stock Exchange listed companies and market participants to experience NASDAQ’s open, competitive electronic model.

•                  Completed testing for the Closing Cross, a centralized order facility that will provide a robust, orderly market close for NASDAQ securities.

•                  Launched the NASDAQ Market Center, a re-branding of our high-capacity trading platform that incorporates trading of NYSE and AMEX listed securities with trading of NASDAQ listed securities, including ETFs, on to one fast, highly functional and fully redundant system, allowing all securities to be traded from one screen.

•                  Partnered with the Philadelphia Stock Exchange (PHLX) to list and trade options on the NASDAQ Composite Index® at the Philadelphia Stock Exchange.

Financial Review:

Total revenue for the first quarter of 2004 decreased 20.9% to $128.4 million from $162.4 million in the year-ago quarter and decreased 7.0% from $138.0 million in the fourth quarter of 2003.

•                  MARKET SERVICES revenue decreased 31.8% to $76.1 million from $111.6 million in the year-ago period and decreased 11.8% from the prior quarter. Of this, Transaction Services revenue decreased 28.9% to $48.3 million from $67.9 million in the year-ago quarter as Market Center revenues and access services revenues were affected by continued competitive pressure and lower market share. Similarly, first quarter Transaction Services revenue decreased 9.9% from $53.6 million in the prior quarter.  Market Information Services revenue decreased 36.4% to $27.8 million from $43.7 million in the year-ago quarter primarily due to an increase in UTP plan revenue sharing and the introduction of the NASDAQ General Revenue Sharing Program in the first quarter 2004. First quarter revenue decreased 15.0% from

$32.7 million in the prior quarter primarily due to the introduction of the General Revenue Sharing Program.

•                  ISSUER SERVICES revenue increased 3.2% to $52.3 million from $50.7 million from the year-ago period and increased 1.4% from the prior quarter. Of this, Corporate Client Group revenue decreased 3.1% to $40.5 million from $41.8 million in the year-ago quarter and decreased 6.3% from the prior quarter due to a decrease in annual renewal fee revenues resulting from fewer listed companies at the beginning of 2004. Initial listing fees and fees associated with the listing of additional shares are amortized over six-year and four-year periods, in accordance with SEC Staff Accounting Bulletin 101.  NASDAQ Financial Products revenue increased 32.6% to $11.8 million from $8.9 million in the year-ago quarter and 40.5% from the prior quarter due primarily to higher licensing revenues related to an increase in the number of options on the QQQSM and an increase in the number of options and futures contracts issued on NASDAQ indices for which NASDAQ also earns licensing revenues.

•                  Direct expenses in the first quarter of 2004 decreased 19.8% to $108.4 million from $135.1 million in the year-ago quarter and decreased slightly from the prior quarter primarily due to reductions in compensation and general discretionary spending.

Total expenses decreased 21.3% to $119.8 million from $152.3 million in the year-ago quarter and decreased 20.5% from the prior quarter. The fourth quarter of 2003 included expenses of $28.4 million relating to NASDAQ’s 2003 strategic review.

NASDAQ® is the largest electronic screen-based equity securities market in the United States. With approximately 3,300 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology industries. NASDAQ is the primary market for trading NASDAQ listed stocks. Approximately 51% of NASDAQ-listed shares traded are reported to NASDAQ systems. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ NewsroomSM at www.nasdaqnews.com.

Non-GAAP Information

In addition to disclosing results determined in accordance with generally accepted accounting principles (“GAAP”), NASDAQ also discloses certain Non-GAAP results of operations that exclude certain charges. Management believes that the Non-GAAP information provides investors with additional information to access NASDAQ’s operating performance by excluding these costs, which are non-operational items. The Non-GAAP information may not be comparable to other companies and should not be viewed as a substitute for or superior to net loss or other data prepared in accordance with GAAP. A reconciliation table is provided at the end of this release.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the control of The NASDAQ Stock Market, Inc. (the “Company”), which could cause actual results to differ materially from historical results, performance or other expectations and from any opinions or statements expressed or implied with respect to future periods. These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in the Company’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

(1)    Dividends payable to the NASD as a holder of Nasdaq’s Series A Preferred Stock began accruing in March 2003. The Series A Preferred Stock carries a 7.6% dividend rate for the year commencing March 2003 and 10.6% in all subsequent years.  The NASD is entitled to receive cash dividends when, as and if declared by Nasdaq’s Board of Directors out of the funds legally available.  As of March 31, 2003, the dividend paid totaled $0.7 million. As of June 2003 and for all future quarters in 2003, the dividend was approximately $2.5 million.   As of March 31, 2004, the dividend paid totaled $2.8 million.  As of June 2004 and for all future quarters in 2004, the dividend will be approximately $3.5 million.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

	Three months ended
	March 31, 2004	December 31, 2003	March 31, 2003
Revenues
MARKET SERVICES:
Transaction Services	$48.3	$53.6	$67.9
Market Information Services	27.8	32.7	43.7
Total Market Services	76.1	86.3	111.6

ISSUER SERVICES:
Corporate Client Group	40.5	43.2	41.8
Nasdaq Financial Products	11.8	8.4	8.9
Total Issuer Services	52.3	51.6	50.7

Other	—	0.1	0.1
Total revenues	128.4	138.0	162.4

Expenses
Compensation and benefits	37.4	30.0	45.7
Marketing and advertising	2.6	5.7	4.9
Depreciation and amortization	19.6	20.9	22.8
Professional and contract services	5.2	8.9	12.7
Computer operations and data communications	31.2	32.2	31.5
Provision for bad debts	0.1	(0.2)	0.1
Occupancy	7.3	8.1	7.8
General and administrative	5.0	3.6	9.6
Total direct expenses	108.4	109.2	135.1

Elimination of non-core product lines, initiatives and severance	—	28.4	—
Support costs from related parties, net	11.4	13.1	17.2
Total expenses	119.8	150.7	152.3

Operating income (loss)	8.6	(12.7)	10.1
Interest income	1.4	1.7	2.8
Interest expense	(2.9)	(2.9)	(5.2)
Operating income (loss) from continuingoperations before income taxes	7.1	(13.9)	7.7
(Provision) benefit for income taxes	(2.5)	3.1	(1.8)
Net income (loss) from continuing operations	4.6	(10.8)	5.9

Loss from discontinued operations, net of tax	—	(10.2)	(3.3)
Net income (loss)	$4.6	$(21.0)	$2.6

Net income (loss) applicable to common stockholders:
Net income (loss)	$4.6	$(21.0)	$2.6
Preferred stock dividends declared	(2.8)	(2.5)	(0.7)
Net income (loss) applicableto common stockholders	$1.8	$(23.5)	$1.9

Basic and diluted net earnings (loss) per share:
Continuing operations	$0.02	$(0.17)	$0.06
Discontinued operations	—	(0.13)	(0.04)
Total	$0.02	$(0.30)	$0.02

Other Drivers
Average daily shares traded (in billions)	2.0	1.8	1.5
Percentage of trades printed at Nasdaq	35.5%	42.2%	79.3%
Percentage of shares printed at Nasdaq	50.6%	56.7%	84.0%

Initial Public Offerings	28	38	3
Number of Companies Listed	3,311	3,333	3,536

The Nasdaq Stock Market, Inc.
Condensed Consolidated Balance Sheets (in millions)

	March 31,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$133.6	$148.9
Investments:
Available-for-sale, at fair value	242.3	185.7
Held-to-maturity, at amortized cost	21.0	23.8
Receivables, net	111.6	111.4
Receivables from related parties	—	7.7
Deferred tax asset	38.8	40.5
Other current assets	13.9	11.6
Total current assets	561.2	529.6

Investments:
Held-to-maturity, at amortized cost	9.5	4.5
Property and equipment:
Land, buildings and improvements	96.6	96.6
Data processing equipment and software	351.6	346.9
Furniture, equipment and leasehold improvements	166.4	168.5
	614.6	612.0
Less accumulated depreciation and amortization	(386.6)	(369.0)
Total property and equipment, net	228.0	243.0
Non-current deferred tax asset	72.4	72.1
Other intangible assets	0.8	0.9
Other assets	1.5	1.2
Total assets	$873.4	$851.3

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$24.6	$30.0
Accrued personnel costs	33.1	48.8
Deferred revenue	126.6	59.8
Other accrued liabilities	66.3	76.0
Current obligation under capital lease	—	1.6
Payables to related parties	9.4	21.6
Total current liabilities	260.0	237.8

Long-term debt:
Senior notes	25.0	25.0
Subordinated notes	240.0	240.0
Accrued pension costs	27.8	26.8
Non-current deferred tax liability	40.6	40.9
Non-current deferred revenue	84.9	84.7
Other liabilities	33.2	35.5
Total long-term liabilities	451.5	452.9
Total liabilities	711.5	690.7

Stockholders’ equity
Common stock	1.3	1.3
Preferred stock, Series A and B	133.8	133.8
Additional paid-in capital	359.3	358.9
Common stock in treasury, at cost	(667.8)	(667.8)
Accumulated other comprehensive income	(0.1)	0.1
Deferred stock compensation	(0.9)	(1.1)
Common stock issuable	2.0	2.9
Retained earnings	334.3	332.5
Total stockholders’ equity	161.9	160.6
Total liabilities and stockholders’ equity	$873.4	$851.3

The Nasdaq Stock Market, Inc.
Reconciliation of GAAP Earnings
(in millions, except per share amounts)

Three months ended
March 31, 2004
GAAP Net Income from Continuing Operations:	$4.6
Adjustments:
Incremental depreciation and amortization expense	4.3
Severance charge	1.0
Total Adjustments	5.3
Non-GAAP Net Income from Continuing Operations	$9.9

GAAP Net Income from Continuing Operations Applicable to Common Stockholders:	$1.8
Adjustments:
Incremental depreciation and amortization expense	4.3
Severance charge	1.0
Total Adjustments	5.3
Non-GAAP Net Income from Continuing Operations	$7.1
Applicable to Common Stockholders

GAAP Earnings (Loss) per Common Share from Continuing Operations:
Basic and Diluted Earnings Per Share	$0.02
Adjustments:
Incremental depreciation and amortization expense	0.06
Severance charge	0.01
Total Adjustments	0.07
Non-GAAP Basic and Diluted Earnings per Common	$0.09
Share from Continuing Operations

Shares used to compute Non-GAAP:
Basic Earnings per Share	78.5
Diluted Earnings per Share	79.3